EXHIBIT 99b


                             CAPITOL BANCORP LIMITED

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held On March 28, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of CAPITOL BANCORP LIMITED hereby appoints David O'Leary and Robert C. Carr, or either of them, to represent the undersigned at the annual meeting of the shareholders of CAPITOL BANCORP LIMITED to be held on March 28, 2002, at 4:00 p.m. (local time), at the offices of Capitol Bancorp Limited, 200 Washington Square North, 4th Floor, Lansing, Michigan 48933, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of November 16, 2001, between and among CAPITOL BANCORP LIMITED and the shareholders of SUN COMMUNITY BANCORP LIMITED to exchange the shares of common stock of SUN COMMUNITY BANCORP LIMITED not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, SUN COMMUNITY BANCORP LIMITED will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.


                [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated:   ___________________, 2002


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                                            Number of Shares of Common Stock


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                                            Signature (and title if applicable)


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                                            Signature (if held jointly)


                                            Please sign your name exactly as
                                            it appears on your stock
                                            certificate. When shares are held
                                            by joint tenants, both should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by the President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized